WESTERN NEW ENGLAND BANCORP, INC. 8-K

EXHIBIT 99.2

Local banking is better than ever. INVESTOR PRESENTATION SECOND QUARTER 2023

FORWARD - LOOKING STATEMENTS 2 We may, from time to time, make written or oral “forward - looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 , including statements contained in our filings with the Securities and Exchange Commission (the “SEC”), our reports to shareholders and in other communications by us . This Investor Presentation contains “forward - looking statements” with respect to the Company’s financial condition, liquidity , results of operations, future performance, business, measures being taken in response to the coronavirus disease 2019 (“COVID - 19 ") pandemic and the impact of the COVID - 19 impact on the Company’s business . Forward - looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate ,” “ should,” “planned,” “estimated,” and “potential . ” Examples of forward - looking statements include, but are not limited to, estimates with respect to our financial condition, results of operations and business that are subject to various factors which could cause actual results to differ materially from these estimates . These factors include, but are not limited to : • unpredictable changes in general economic conditions, financial markets, fiscal, monetary and regulatory policies, including actual or potential stress in the banking industry ; • the duration and scope of the continuing COVID - 19 pandemic, including the emergence of new COVID - 19 variants and the response thereto ; • changes in economic conditions which could materially impact credit quality trends and the ability to generate loans and gather deposits ; • inflation and governmental responses to inflation, including recent and potential future increases in interest rates that reduce margins ; • the effect on our operations of governmental legislation and regulation, including changes in accounting regulation or standards, the nature and timing of the adoption and effectiveness of new requirements under the Dodd - Frank Act Wall Street Reform and Consumer Protection Act of 2010 , Basel guidelines, capital requirements and other applicable laws and regulations ; • significant changes in accounting, tax or regulatory practices or requirements ; • new legal obligations or liabilities or unfavorable resolutions of litigation ; • disruptive technologies in payment systems and other services traditionally provided by banks ; • the highly competitive industry and market area in which we operate ;

FORWARD - LOOKING STATEMENTS 3 • uncertainty about the discontinued use of LIBOR and the transition to an alternative rate ; • changes in business conditions and inflation ; • operational risks or risk management failures by us or critical third parties, including without limitation with respect to data processing, information systems, cybersecurity, technological changes, vendor issues, business interruption, and fraud risks ; • f ailure or circumvention of our internal controls or procedures ; • c hanges in the securities markets which affect investment management revenues ; • i ncreases in Federal Deposit Insurance Corporation deposit insurance premiums and assessments ; • the soundness of other financial services institutions which may adversely affect our credit risk; • certain of our intangible assets may become impaired in the future; • new lines of business or new products and services, which may subject us to additional risks; • changes in key management personnel which may adversely impact our operations; • severe weather, natural disasters, acts of war or terrorism and other external events which could significantly impact our business; an d • other risk factors detailed from time to time in our SEC filings. Although we believe that the expectations reflected in such forward - looking statements are reasonable, actual results may differ materially from the results discussed in these forward - looking statements. You are cautioned not to place undue reliance on these forward - looking s tatements, which speak only as of the date hereof. We do not undertake any obligation to republish revised forward - looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except to the extent required by la w.

WHO WE ARE Every day, we focus on showing Westfield Bank customers “ what better banking is all about . ” For us, the idea of better banking starts with putting customers first, while adhering to our core values . Our Core Values : • Integrity • Enhance Shareholder Value • Customer Focus • Community Focus Our Core Mission : Our purpose is to help customers succeed in our community, while creating and increasing shareholder value . The Company’s purpose drives the outcome we envision for Western New England Bancorp . 4 70 Center Street, Chicopee, MA.

SENIOR MANAGEMENT TEAM James C . Hagan, President & Chief Executive Officer Guida R . Sajdak, Executive Vice President, Chief Financial Officer & Treasurer Allen J . Miles III, Executive Vice President & Chief Lender Officer Kevin C . O’Connor, Executive Vice President & Chief Banking Officer Daniel A . Marini , Senior Vice President, Retail Banking & Marketing Leo R . Sagan, Jr . , Senior Vice President & Chief Risk Officer Filipe Goncalves, Senior Vice President & Chief Credit Officer Darlene Libiszewski , Senior Vice President & Chief Information Officer John Bonini , Senior Vice President & General Counsel Christine Phillips , Senior Vice President, Human Resources Director 5

2 Q2023 QUARTERLY EARNINGS 6 2Q2022 3Q2022 4Q2022 (3) 1Q2023 (2) 2Q2023 (1)(2) ($ in thousands , except EPS) $ 19,392 $ 20,288 $ 20,854 $ 18,504 $ 16,846 Net interest income 300 675 150 (388) 420 Provision for (reversal of) credit losses 2,741 2,590 5,653 2,979 1,592 Non - interest income 14,433 14,343 14,003 14,896 14,551 Non - interest expense 7,400 7,860 12,354 6,975 3,467 Income before taxes 1,865 1,861 3,320 1,671 704 Income tax expense $ 5,535 $ 5,999 $ 9,034 $ 5,304 $ 2,763 Net income $ 0.25 $ 0.28 $ 0.42 $ 0.24 $ 0.13 Diluted earnings per share (EPS) 0.87% 0.93% 1.40% 0.84% 0.43% Return on average assets (ROA) 10.22% 10.90% 16.67% 9.31% 4.72% Return on average equity (ROE) 3.24% 3.35% 3.44% 3.14% 2.81% Net interest margin 3.26% 3.37% 3.47% 3.16% 2.83% Net interest margin, on a tax - equivalent basis (1) Non - interest income includes a $1.1 million final termination expense related to the defined benefit plan termination. (2) The Company adopted ASU 2016 - 13 on January 1, 2023 with a modified retrospective approach. Accordingly, beginning at March 31, 2023, the allowance for credit losses was determined in accordance with ASC 326, “ Financial Instruments - Credit Losses .” (3) Non - interest income includes a $2.8 million gain on the defined benefit plan termination.

NET INTEREST INCOME AND NET INTEREST MARGIN 7 $19.4 $20.3 $20.9 $18.5 $16.8 3.24% 3.35% 3.44% 3.14% 2.81% 2.50% 2.60% 2.70% 2.80% 2.90% 3.00% 3.10% 3.20% 3.30% 3.40% 3.50% 2Q2022 3Q2022 4Q2022 1Q2023 2Q2023 $16.5 $17.5 $18.5 $19.5 $20.5 $21.5 $22.5 $23.5 $24.5 Net interest income ($) Net interest margin (%) On a sequential quarter basis, net interest income decreased $ 1 . 7 million, or 9 . 0% , to $ 16 . 8 million for the quarter ended June 30 , 2023 , from $ 18 . 5 million for the quarter ended March 31 , 2023 . The decrease in net interest income was primarily due to an increase in interest expense of $ 2 . 8 million, or 55 . 1% , partially offset by an increase in interest income of $ 1 . 2 million, or 5 . 0% . The net interest margin was 2 . 81 % for the quarter ended June 30 , 2023 compared to 3 . 14 % for the quarter ended March 31 , 2023 . During the quarter ended June 30 , 2023 , the decrease in the Company’s net interest margin was primarily due to an increase in the average cost of i nterest - bearing liabilities, which was partially offset by an increase in the average yield on interest - earning assets . ($ in millions)

TOTAL LOANS 8 $1,950 $1,974 $1,995 $1,993 $2,007 3.81% 3.93% 4.23% 4.34% 4.49% 3.50% 3.70% 3.90% 4.10% 4.30% 4.50% 4.70% 2Q2022 3Q2022 4Q2022 1Q2023 2Q2023 $1,900 $1,920 $1,940 $1,960 $1,980 $2,000 $2,020 Average Loans Outstanding Average Loans Outstanding Average Loan Yield $1,974 $2,006 $1,989 $2,004 $2,016 2Q2022 3Q2022 4Q2022 1Q2023 2Q2023 $1,950 $1,960 $1,970 $1,980 $1,990 $2,000 $2,010 $2,020 Period - end Loans Outstanding Total loans increased $ 24 . 2 million , or 1 . 2% , to $ 2 . 0 billion from December 31 , 2022 to June 30 , 2023 . R esidential real estate loans, including home equity loans, increased $ 9 . 8 million, or 1 . 4% , commercial and industrial loans increased $ 7 . 3 million, or 3 . 3% , and commercial real estate loans increased $ 6 . 1 million, or 0 . 6% . ($ in millions)

COMMERCIAL AND INDUSTRIAL LOANS 9 $218 $232 $220 $218 $227 2Q2022 3Q2022 4Q2022 1Q2023 2Q2023 $210 $215 $220 $225 $230 $235 Total commercial and industrial (“C&I”) loans increased $ 7 . 3 million, or 3 . 3% , from $ 219 . 8 million at December 31 , 2022 , to $ 227 . 1 million at June 30 , 2023 . At June 30 , 2023 , total delinquent C&I loans totaled $ 245 , 000 , or 0 . 11% , of total C&I loans . ($ in millions)

C&I PORTFOLIO (1) 10 (1) % of total loans as of June 30, 2023 Manufacturing , 1.8% Sand and Gravel Mining , 1.2% Wholesale trade , 2.0% Educational Services, 1.3% Hotels , 0.1% Heavy and Civil Engineering Construction, 1.0% Specialty Trade, 0.5% All Other C&I, 3.4%

COMMERCIAL REAL ESTATE LOANS 11 $1,075 $1,082 $1,069 $1,080 $1,075 2Q2022 3Q2022 4Q2022 1Q2023 2Q2023 $1,050 $1,075 $1,100 Total commercial real estate (“CRE”) loans increased $ 6 . 1 million, or 0 . 6% , to $ 1 . 1 billion from December 31 , 2022 to June 30 , 2023 . At June 30 , 2023 , total CRE delinquency was $ 2 . 1 million, or 0 . 20 % of total CRE loans . ($ in millions)

COMMERCIAL REAL ESTATE LOANS 12 (1) As of June 30, 2023 Adult Care/Assisted Living, 1.7% Apartment, 7.6% Auto Sales, 1.9% College/School , 1.3% Hotel, 2.3% Industrial/Warehouse , 9.0% Mixed - Use, 1.5% Office, 11.6% Other , 3.0% Residential Non - Owner , 2.8% Self - Storage , 1.1% Retail Shopping, 8.3% Student Housing , 1.2% Commercial Real Estate As a Percentage of Total Loans (1) Office 46% Office Medical 54% Total Office Portfolio As a Percentage of Total Office Loans (1)

RESIDENTIAL REAL ESTATE LOANS AND CONSUMER LOANS 13 $681 $691 $700 $707 $711 2Q2022 3Q2022 4Q2022 1Q2023 2Q2023 $650 $675 $700 $725 Residential real estate loans , including home equity loans, and consumer loans increased $ 10 . 7 million , or 1 . 5% , to $ 710 . 8 million, from December 31 , 2022 to June 30 , 2023 . At June 30 , 2023 , the Company serviced $ 76 . 1 million in loans sold to the secondary market, with servicing retained, which are not included on the Company’s balance sheet under residential real estate loans . At June 30 , 2023 , total delinquent residential real estate loans and consumer loans totaled $ 3 . 0 million, or 0 . 42 % of total residential real estate and consumer loans . ($ in millions)

INVESTMENT PORTFOLIO 14 The table below displays the investment portfolio as of June 30 , 2023 . At June 30 , 2023 , held - to - maturity (“HTM”) and available - for - sale (“AFS”) securities represented 56 % and 44% , respectively, of the total investment portfolio’s amortized cost basis . Unrealized losses from the AFS securities portfolio totaled $ 31 . 2 million . The AFS unrealized losses were approximately 18 . 1 % of the total AFS amortized cost basis . As a percentage of Tier 1 capital, the AFS unrealized losses represented 13 . 0 % of Tier 1 capital and negatively impacted tangible common equity (1) (“TCE”), a non - GAAP financial measure, by 1 . 2% . Unrealized losses from the HTM securities portfolio totaled $ 38 . 0 million . The HTM unrealized losses were approximately 17 . 1 % of the total HTM amortized cost basis . If the HTM losses were included in capital, the losses would represent 15 . 8 % of Tier 1 capital and negatively impact TCE, a non - GAAP financial measure, by 1 . 5% . Impact to TCE (1) Loss % of Tier 1 Capital (2) Loss as a % of Total Assets Loss as a % of Amortized Cost Basis Unrealized Loss Investment Fair Value % of Investment Portfolio’s Amortized Cost Basis Amortized Cost Basis At June 30, 2023 - 1.5% - 15.8% - 1.5% - 17.1% $(38.0) $ 184.9 56% $ 222.9 HTM - 1.2% - 13.0% - 1.2% - 18.1% $(31.2) $ 141.5 44% $ 172.7 AFS - 2.7% - 28.8% - 2.7% - 17.5% $(69.2) $ 326.4 100% $ 395.6 Total Investments (1) TCE is a non - GAAP measure. See slides 29 - 31 for the related TCE calculation and a reconciliation of GAAP to non - GAAP financial measures . (2) Tier 1 Capital represents Bank Tier 1 Capital as of June 30, 2023.

TOTAL DEPOSITS 15 $1,952 $1,944 $1,818 $1,699 $1,623 2Q2022 3Q2022 4Q2022 1Q2023 2Q2023 $- $500 $1,000 $1,500 $2,000 $2,500 PERIOD - END CORE DEPOSITS At June 30 , 2023 , total deposits were $ 2 . 2 billion, a decrease of $ 71 . 5 million, or 3 . 2% , from December 31 , 2022 . At June 30 , 2023 , core deposits, which the Company defines as all deposits except time deposits, were $ 1 . 6 billion, a decrease of $ 194 . 6 million, or 10 . 7% , from December 31 , 2022 . Time deposits increased $ 123 . 1 million, or 29 . 9% , from December 31 , 2022 to June 30 , 2023 . The ratio of core deposits as a percentage of total deposits was 75 . 2 % at June 30 , 2023 , compared to 81 . 5 % at December 31 , 2022 . At June 30 , 2023 and December 31 , 2022 , uninsured deposits represented 28 % and 31% , of total deposits, respectively . $350 $343 $412 $458 $535 2Q2022 3Q2022 4Q2022 1Q2023 2Q2023 $- $100 $200 $300 $400 $500 $600 PERIOD - END TIME DEPOSITS ($ in millions) (1) Includes $1.7 million in brokered deposits (1)

AVERAGE TOTAL DEPOSITS 16 $1,639 $1,615 $1,594 $1,564 $1,556 $636 $659 $664 $639 $591 0.17% 0.20% 0.39% 0.76% 1.13% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 2Q2022 3Q2022 4Q2022 1Q2023 2Q2023 $500 $700 $900 $1,100 $1,300 $1,500 $1,700 $1,900 $2,100 Average Deposits and Rates Interest-bearing deposits Non-interest-bearing deposits Average deposit cost Average deposits, consisting of interest - bearing and non - interest bearing deposits, were $ 2 . 1 billion as of June 30 , 2023 , a decrease of $ 56 . 1 million, or 2 . 5% , from the linked quarter . Average cost of deposits increased 37 basis points, from 0 . 76 % for the quarter ended March 31 , 2023 to 1 . 13 % for the quarter ended June 30 , 2023 . ($ in millions)

HISTORICAL RATE PAID AND BETAS 17 (1) Core deposit beta excludes non - interest bearing accounts 12% 7% 11% 15% 18% 0.22% 0.28% 0.52% 0.82% 1.00% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 2Q2022 3Q2022 4Q2022 1Q2023 2Q2023 0% 2% 4% 6% 8% 10% 12% 14% 16% 18% 20% Core Deposit Beta Core Deposit Beta, cumulative Cost of Core Deposits (1) 0% 0% 8% 30% 48% 0.32% 0.30% 0.65% 1.71% 2.74% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 2Q2022 3Q2022 4Q2022 1Q2023 2Q2023 0% 10% 20% 30% 40% 50% 60% Time Deposit Beta Time Deposit Beta, cumulative Cost of Time Deposits Time deposit betas lagged early in the cycle The cumulative deposit beta is calculated as the average increase in the rate paid on interest - bearing core and time deposits at each period presented divided by the average incremental increase in the federal reserve rate. Core deposit betas lagged early in the cycle

AVERAGE CORE AND TIME DEPOSITS 18 $1,909 $1,934 $1,898 $1,775 $1,645 0.15% 0.19% 0.34% 0.53% 0.64% 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% 0.60% 0.70% $1,500 $1,550 $1,600 $1,650 $1,700 $1,750 $1,800 $1,850 $1,900 $1,950 $2,000 Average Core Deposits and Rates Average core deposits, including non - interest bearing deposits, decreased $ 130 . 3 million, or 7 . 3% , from the linked quarter . Average time deposits were $ 502 . 1 million, an increase of $ 74 . 2 million, or 17 . 3% , from the linked quarter . During the quarter - ended June 30 , 2023 , the average cost of core deposits, including non - interest bearing demand deposits, increased 11 basis points from the linked quarter, while the cost of time deposits increased 103 basis points for the same period . ($ in millions) $365 $340 $360 $428 $502 0.32% 0.30% 0.65% 1.71% 2.74% 0.25% 0.75% 1.25% 1.75% 2.25% 2.75% 3.25% $200 $250 $300 $350 $400 $450 $500 $550 Average Time Deposits and Rates

GRANULAR DEPOSIT BASE – JUNE 30, 2023 19 ($ in millions) Consumer Insured Deposits , 90% Consumer Uninsured Deposits , 10% Consumer Deposits 92,365 accounts Average Account Balance $ 15,000 Total Consumer Deposits $1.4 billion 64% of Total Deposits Commercial Insured Deposits , 61% Commercial Uninsured Deposits , 39% Commercial Deposits 10,564 accounts Average Account Balance $ 73,000 Total Commercial Deposits $771.6 million 36% of T otal D eposits Total Non - profit Municipal Business Commercial Accounts 36% 4% 5% 26% % of Total Deposits $73K $127K $853K $58K Average Balance At June 30 , 2023 and December 31 , 2022 , uninsured deposits represented 28 % and 31 % of total deposits, respectively .

LOAN - TO - DEPOSIT RATIO 20 86% 88% 89% 93% 93% 2Q2022 3Q2022 4Q2022 1Q2023 2Q2023 82% 84% 86% 88% 90% 92% 94% Period - end Loan - to - Deposit Ratio 85% 85% 82% 79% 75% 15% 15% 18% 21% 25% 2Q2022 3Q2022 4Q2022 1Q2023 2Q2023 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% Core Deposits and Time Deposits as a % of Total Deposits Core deposits/Total deposits Time deposits/Total deposits

WHOLESALE FUNDING 21 $1 $16 $36 $125 $128 4.56% 4.58% 4.60% 4.62% 4.64% 4.66% 4.68% 4.70% 2Q2022 3Q2022 4Q2022 1Q2023 2Q2023 $- $20 $40 $60 $80 $100 $120 $140 Wholesale Funding (Excludes $20 million in Subordinated Debt) The Bank is considered to be well - capitalized as defined by regulators (See Slide 26 ) . In addition , Westfield Bank’s TCE Ratio (1) , a non - GAAP financial measure, is above the Federal Home Loan Bank of Boston (“FHLB”) requirements to continue to utilize the FHLB as a funding source . The Company’s liquidity position remains strong with solid core deposit relationships, cash, unencumbered securities and access to diversified borrowing sources . On March 12 , 2023 , the Federal Reserve made available the Bank Term Funding Program (“BTFP”), which enhances the ability of banks to borrow greater amounts against certain high - quality, unencumbered investments at par value . With the BTFP, the Company was able to increase its liquidity position by $ 117 . 4 million . During the three months ended June 30 , 2023 , the Company participated in the BTFP, which enabled the Company to pay off higher rate FHLB advances . With the BTFP, the Company has the ability to pay off the BTFP advance prior to maturity without incurring a penalty or termination fee . The Company had advanced $ 90 . 0 million under the BTFP during the three months ended June 30 , 2023 and has $ 27 . 4 million in availability under the program as of June 30 , 2023 . At June 30 , 2023 , the Company had available borrowing capacity with the FHLB of $ 380 . 1 million, including its overnight Ideal Way Line of Credit . In addition, at June 30 , 2023 , the Company had available borrowing capacity of $ 51 . 4 million from the Federal Reserve Discount Window, with no outstanding borrowings . At June 30 , 2023 , the Company also had available borrowing capacity of $ 65 . 0 million from two unsecured credit lines with correspondent banks, with no outstanding borrowings . At June 30 , 2023 , the Company had $ 523 . 9 million in total available borrowing capacity . Lastly, the Company has access to the brokered deposit market with approval from the Board of Directors to purchase brokered deposits in an amount not to e xceed 10 % of total assets . At June 30 , 2023 , the Company had $ 1 . 7 million in brokered deposits included within time deposits on the balance sheet . (1) TCE is a non - GAAP measure. See slides 29 - 31 for the related TCE calculation and a reconciliation of GAAP to non - GAAP financial measures .

________ Source: SNL Financial as of June 30, 2022. Note: Total number of Westfield Bank branches shown includes the Big E seasonal branch and online deposit channel. Three Wes tfi eld branches are located in Hampshire County, MA and four Westfield branches are located in Hartford County, CT outside of Springfield MSA. DEPOSIT MARKET SHARE IN HAMPDEN COUNTY, MA AS OF JUNE 30, 2022 22 Total Deposit Rank 2022 Parent Company Name Deposits in Market ($000) Market Share # of Branches 1 PeoplesBank 2,054,380 13.9% 13 1,762,519 13.1% 20 2 Westfield Bank 2,028,805 13.7% 20 3 TD Bank 2,016,611 13.6% 16 4 KeyBank 1,856,857 12.5% 7 5 Bank of America 1,819,614 12.3% 8 6 M&T Bank 1,476,185 10.0% 14 7 Berkshire Bank 1,213,428 8.2% 11 8 Country Bank 576,762 3.9% 5 9 Monson Savings Bank 520,769 3.5% 4 10 Citizens Bank 514,808 3.5% 12

ASSET QUALITY INDICATORS

	2Q2022(1)	3Q2022(1)	4Q2022(2)	1Q2023(2)	2Q2023(2)
Total loans modified under the CARES Act	$9.1M	$ -	$ -	$ -	$ -
Loans modified as a % of total loans	0.5%	-%	-%	-%	-%
Total delinquent loans	$2.2M	$3.3M	$4.5M	$3.0M	$5.4M
Delinquent loans as a % of total loans	0.11%	0.16%	0.22%	0.15%	0.27%
Nonperforming loans (NPL)	$4.1M	$4.4M	$5.7M	$5.8M	$5.8M
NPL as a % of total loans	0.21%	0.22%	0.29%	0.29%	0.29%
NPL as a % of total assets	0.16%	0.17%	0.22%	0.23%	0.22%
Allowance for loan losses % of total loans	0.99%	1.01%	1.00%	0.95%	0.97%
Allowance for loan losses % of NPL	476%	456%	350%	329%	341%
Net charge-offs (recoveries)	$48K	$27K	$426K	$1.9M	($25K)
Net charge-offs (recoveries) as a % average loans	0.00%	0.00%	0.02%	0.09%	0.00%

During the three months ended June 30, 2023, the Company recorded net recoveries of $25,000, compared to net charge-offs of $1.9 million for the three months ended March 31, 2023. The charge-offs during the three months ended March 31, 2023 were related to one commercial relationship acquired on October 21, 2016 from Chicopee Savings Bank that was placed on nonaccrual status. At March 31, 2023, the Company recorded a $1.9 million charge-off on the relationship, which represented the non-accretable credit mark that was required to be grossed-up to the loan's amortized cost basis with a corresponding increase to the allowance for credit losses under the Current Expected Credit Loss ("CECL") implementation.

23

(1) Excludes PPP loans
(2) Includes PPP loans

ASSET QUALITY 24 Management continues to remain attentive to any signs of deterioration in borrowers’ financial conditions and is proactive in taking the appropriate steps to mitigate risk . The allowance for loan losses as a percentage of total loans was 0 . 97 % at June 30 , 2023 , compared to 0 . 95 % at March 31 , 2023 . At June 30 , 2023 , the allowance for loan losses as a percentage of nonperforming loans was 341 . 4% , compared to 328 . 5% , at March 31 , 2023 . On January 1 , 2023 , the Company implemented the accounting rules for the measurement of Credit Losses on Financial Instruments (“CECL”) . The January 1 , 2023 , or “Day 1 ” tax - effected transitional impact to retained earnings was $ 9 , 000 due to the following : a decrease in the pooled credit reserve of $ 931 , 000 and the establishment of a reserve liability for unfunded commitments of $ 918 , 000 . Additionally, the allowance for credit losses includes $ 2 . 1 million in reserves related to purchase credit deteriorated (“PCD”) loans . For PCD loans, the allowance for credit losses recorded is recognized through a gross - up that increases the amortized cost basis of loans with a corresponding increase to the allowance for credit losses, and therefore results in no impact to shareholders' equity . June 30, 2023 March 31, 2023 ALLL/ Total Loan Segment Loans Outstanding (1) ALLL (1) ALLL/ Total Loan Segment Loans Outstanding (1) ALLL (1) 0.65% $ 227,093 $ 1,487 0.77% $ 218,100 $ 1,676 Commercial and industrial 1.46% 1,075,429 15,752 1.43% 1,079,664 15,425 Commercial real estate 0.33% 704,856 2,356 0.27% 700,898 1,877 Residential (2) 0.87% 5,986 52 0.94% 5,667 53 Consumer - - - - - - Unallocated 0.97% $ 2,013,364 $ 19,647 0.95% $ 2,004,329 $ 19,031 Total Loans (1) $ in thousands (2) Includes home equity loans and home equity lines of credit

ASSET QUALITY 25 2Q2023 (2) 1Q2023 (2) 4Q2022 (2) 3Q2022 (1) 2Q2022 (1) ($ in Millions) $11.8 $12.8 $14.1 $39.8 $22.0 Special Mention - $ 8.0 $ 7.6 $17.6 $18.3 Special Mention - Hotel $11.8 $20.8 $21.7 $57.4 $40.3 Total Special Mention 0.6% 1.0% 1.1% 2.9% 2.0% % of Total Loans $37.7 $40.4 $42.3 $28.4 $28.6 Substandard 1.9% 2.0% 2.1% 1.4% 1.5% % of Total Loans $49.5 $61.2 $64.0 $85.8 $68.9 Total Watch List Loans 2.5% 3.1% 3.2% 4.3% 3.5% % of Total Loans At June 30 , 2023 , total Watch List loans were $ 49 . 5 million, or 2 . 5 % of total loans, representing a decrease of $ 14 . 5 million , or 22 . 7% , from December 31 , 2022 . (1) % of total loans excludes PPP loans (2) % of total loans includes PPP loans

CAPITAL MANAGEMENT 26 We are well - capitalized with excess capital. Ratio at December 31, 2022 Ratio at June 30, 2023 Consolidated 9.27% 9.45% Leverage Ratio 12.18% 12.17% Common Equity Tier 1 Ratio 12.18% 12.17% Tier 1 Capital Ratio 14.20% 14.16% Total Capital Ratio As of June 30 , 2023 , the TCE ratio (1) , a non - GAAP financial measure, was 8 . 79 % after factoring in $ 23 . 2 million in net AOCI unrealized losses . If we factored in the HTM net unrealized losses of $ 27 . 3 million, the TCE ratio would decrease to 7 . 73% . x From a regulatory standpoint, we are well - capitalized with excess capital . x We take a prudent approach to capital management . Well Capitalized Ratio at December 31, 2022 Ratio at June 30, 2023 Westfield Bank 5.0% 9.49% 9.69% Leverage Ratio 6.5% 12.48% 12.49% Common Equity Tier 1 Ratio 8.0% 12.48% 12.49% Tier 1 Capital Ratio 10.0% 13.50% 13.49% Total Capital Ratio (1) TCE is a non - GAAP measure. See slides 29 - 31 for the related TCE calculation and a reconciliation of GAAP to non - GAAP financial measures .

CAPITAL RETURN TO SHAREHOLDERS 27 # of Shares Year 2,189,276 2018 1,938,667 2019 1,391,496 2020 2,758,051 2021 720,975 2022 125,000 1Q - 2023 124,744 2Q - 2023 Annual Dividends per Share Year $0.16 2018 $0.20 2019 $0.20 2020 $0.20 2021 $0.24 2022 $0.07 1Q - 2023 $0.07 2Q - 2023 Share Repurchases Dividends On July 26 , 2022 , the Board of Directors authorized a new stock repurchase plan (the “ 2022 Plan”), pursuant to which the Company is authorized to repurchase up to 1 . 1 million shares, representing approximately 5 . 0 % of the Company’s outstanding common stock as of the time the 2022 Plan was announced . During the three months ended June 30 , 2023 , the Company repurchased 124 , 744 shares of common stock under the 2022 Plan, with an average price per share of $ 6 . 16 . During the six months ended June 30 , 2023 , the Company repurchased 249 , 744 shares of common stock under the 2022 Plan, with an average price per share of $ 7 . 74 . As of June 30 , 2023 , there were 806 , 600 shares of common stock available for repurchase under the 2022 Plan .

CAPITAL MANAGEMENT 28 $9.63 $9.58 $9.52 $10.27 $10.50 $10.60 $8.97 $8.92 $8.85 $9.61 $9.84 $9.94 Book Value per Share Tangible Book Value per Share (non - GAAP) (1) Book Value Tangible Book Value (non-GAAP) Book value per share increased $0.33, or 3.2%, from $10.27 at December 31, 2022 to $10.60 at June 30, 2023. Tangible book val ue per share (non - GAAP) increased $0.33, or 3.5%, from $9.61 at December 31, 2022 to $9.94 at June 30, 2023. (1) Tangible book value is a non - GAAP measure. See slides 29 - 31 for the related tangible book value calculation and a reconcil iation of GAAP to non - GAAP financial measures.

APPENDIX: NON-GAAP TO GAAP RECONCILIATION

Reconciliation of Non-GAAP to GAAP Financial Measures

The Company believes that certain non-GAAP financial measures provide information to investors that is useful in understanding its financial condition. Because not all companies use the same calculation, this presentation may not be comparable to other similarly titled measures calculated by other companies. A reconciliation of these non-GAAP financial measures is provided below.

	For the quarter ended				
	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
	(In thousands)				
Loans (no tax adjustment)	$ 22,450	$ 21,329	$ 21,274	$ 19,543	$ 18,500
Tax-equivalent adjustment	122	120	129	122	124
Loans (tax-equivalent basis)	$ 22,572	$ 21,449	$ 21,403	$ 19,665	$ 18,624
Securities (no tax adjustment)	$ 2,094	$ 2,149	$ 2,174	$ 2,104	$ 2,068
Tax-equivalent adjustment	-	-	1	1	-
Securities (tax-equivalent basis)	$ 2,094	$ 2,149	$ 2,175	$ 2,105	$ 2,068
Net interest income (no tax adjustment)	$ 16,846	$ 18,504	$ 20,854	$ 20,288	$ 19,392
Tax equivalent adjustment	122	120	130	123	124
Net interest income (tax-equivalent basis)	$ 16,968	$ 18,624	$ 20,984	$ 20,411	$ 19,516
Net interest income (no tax adjustment)	$ 16,846	$ 18,504	$ 20,854	$ 20,288	$ 19,392
Less:					
Purchase accounting adjustments	5	(62)	87	(16)	64
Prepayment penalties and fees	43	-	134	99	26
PPP Income	26	15	18	19	129
Adjusted net interest income (non-GAAP)	$ 16,772	$ 18,551	$ 20,615	$ 20,186	$ 19,173
Average interest-earning assets	$ 2,405,077	$ 2,393,504	$ 2,401,676	$ 2,401,533	$ 2,398,526
Average interest-earnings asset, excluding average PPP loans	$ 2,403,076	$ 2,391,305	$ 2,399,297	$ 2,398,998	$ 2,395,463
Net interest margin (no tax adjustment)	2.81%	3.14%	3.44%	3.35%	3.24%
Net interest margin, tax-equivalent	2.83%	3.16%	3.47%	3.37%	3.26%
Adjusted net interest margin, excluding purchase accounting adjustments, PPP Income and prepayment penalties (non-GAAP)	2.80%	3.15%	3.41%	3.34%	3.21%

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APPENDIX: NON-GAAP TO GAAP RECONCILIATION

Reconciliation of Non-GAAP to GAAP Financial Measures

The Company believes that certain non-GAAP financial measures provide information to investors that is useful in understanding its financial condition. Because not all companies use the same calculation, this presentation may not be comparable to other similarly titled measures calculated by other companies. A reconciliation of these non-GAAP financial measures is provided below.

	For the quarter ended				
	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
			(In thousands)		
Book Value per Share (GAAP)	$ 10.60	$ 10.50	$ 10.27	$ 9.52	$ 9.58
Non-GAAP adjustments:					
Goodwill	(0.57)	(0.56)	(0.56)	(0.56)	(0.55)
Core deposit intangible	(0.09)	(0.10)	(0.10)	(0.11)	(0.11)
Tangible Book Value per Share (non-GAAP)	$ 9.94	$ 9.84	$ 9.61	$ 8.85	$ 8.92
Total Bank Equity (GAAP)	$ 240,041	$ 238,887	$ 233,882	$ 217,787	$ 220,605
Non-GAAP adjustments:					
Goodwill	(12,487)	(12,487)	(12,487)	(12,487)	(12,487)
Core deposit intangible net of associated deferred tax	(1,438)	(1,505)	(1,573)	(1,640)	(1,707)
Tangible Capital (non-GAAP)	$ 226,116	$ 224,895	$ 219,822	$ 203,660	$ 206,411
Tangible Capital (non-GAAP)	$ 226,116	$ 224,895	$ 219,822	$ 203,660	$ 206,411
Unrealized losses on HTM securities net of tax	(27,286)	(25,825)	(28,194)	(29,670)	(20,857)
Adjusted Tangible Capital For Impact of Unrealized Losses on HTM Securities Net of Tax (non-GAAP)	$ 198,830	$ 199,070	$ 191,628	$ 173,990	$ 185,554
Common Equity Tier (CET) 1 Capital	$ 249,340	$ 247,996	$ 244,864	$ 237,345	$ 233,147
Unrealized losses on HTM securities net of tax	(27,286)	(25,825)	(28,194)	(29,670)	(20,857)
Unrealized losses on defined benefit plan net of tax	-	(1,079)	(1,079)	(8,447)	(8,561)
Adjusted CET 1 Capital For Impact of Net AFS Securities Losses (non-GAAP)	$ 222,054	$ 221,092	$ 215,591	$ 199,228	$ 203,729
Total Assets for Leverage Ratio (non-GAAP)	$ 2,572,583	$ 2,560,973	$ 2,579,141	$ 2,562,808	$ 2,554,552
Tier 1 Leverage Ratio	9.69%	9.68%	9.49%	9.26%	9.13%
Tangible Common Equity (non-GAAP) =Tangible Capital (non-GAAP)/Total Assets for Leverage Ratio (non-GAAP)	8.79%	8.78%	8.52%	7.95%	8.08%
Adjusted Tangible Common Equity for AFS Impact (non-GAAP) = Adjusted CET 1 Capital For Impact of Net AFS Securities Losses (non-GAAP)/Total Assets for Leverage Ratio (non-GAAP)	8.63%	8.63%	8.36%	7.77%	7.98%
Adjusted Tangible Common Equity for HTM Impact (non-GAAP) = Adjusted Tangible Capital For Impact of Unrealized Losses on HTM Securities Net of Tax (non-GAAP)/Total Assets for Leverage Ratio) (non-GAAP)	7.73%	7.77%	7.43%	6.79%	7.26%

30

APPENDIX: NON-GAAP TO GAAP RECONCILIATION

Reconciliation of Non-GAAP to GAAP Financial Measures

The Company believes that certain non-GAAP financial measures provide information to investors that is useful in understanding its financial condition. Because not all companies use the same calculation, this presentation may not be comparable to other similarly titled measures calculated by other companies. A reconciliation of these non-GAAP financial measures is provided below.

	For the quarter ended				
	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
	(In thousands)				
Income Before Income Taxes (GAAP)	$ 3,467	$ 6,975	$ 12,354	$ 7,860	$ 7,400
Provision for (reversal of) credit losses	420	(388)	150	675	300
PPP Income	(26)	(15)	(18)	(19)	(129)
Gain on defined benefit plan termination	1,143	-	(2,807)	-	-
Income Before Taxes, Provision, PPP Income and Defined Benefit Termination (non-GAAP)	$ 5,004	$ 6,572	$ 9,679	$ 8,516	$ 7,571
Efficiency Ratio:					
Non-interest Expense (GAAP)	$ 14,551	$ 14,896	$ 14,003	$ 14,343	$ 14,433
Non-Interest Expense for Adjusted Efficiency Ratio (non-GAAP)	$ 14,551	$ 14,896	$ 14,003	$ 14,343	$ 14,433
Net Interest Income (GAAP)	$ 16,846	$ 18,504	$ 20,854	$ 20,288	$ 19,392
Non-Interest Income (GAAP)	$ 1,592	$ 2,979	$ 5,653	$ 2,590	$ 2,741
Non-GAAP adjustments:					
Unrealized (gains) losses on marketable equity securities	-	-	(19)	235	225
Gain on non-marketable equity investments	-	(352)	(70)	(211)	(141)
Loss (gain) on defined benefit plan termination	1,143	-	(2,807)	-	-
Non-Interest Income for Adjusted Efficiency Ratio (non-GAAP)	$ 2,735	$ 2,627	$ 2,757	$ 2,614	$ 2,825
Total Revenue for Adjusted Efficiency Ratio (non-GAAP)	$ 19,581	$ 21,131	$ 23,611	$ 22,902	$ 22,217
Efficiency Ratio (GAAP)	78.92%	69.34%	52.83%	62.69%	65.21%
Adjusted Efficiency Ratio (Non-interest Expense for Efficiency Ratio (non-GAAP)/Total Revenue for Efficiency Ratio (non-GAAP))	74.31%	70.49%	59.31%	62.63%	64.96%

31

WESTFIELD BANK “WHAT BETTER BANKING’S ALL ABOUT” James C. Hagan , President and Chief Executive Officer Guida R. Sajdak , Executive Vice President and Chief Financial Officer Meghan Hibner , Senior Vice President and Investor Relations Officer 32 141 Elm Street, Westfield, MA